Exhibit 99.1

Synergy CHC Corp Reports Second Quarter 2025 Financial Results and
its Tenth Consecutive Quarter of Profitability

WESTBROOK, Maine, August 14, 2025 – Synergy CHC Corp. (NASDAQ: SNYR) (“Synergy” or the “Company”), a consumer health and wellness company, is announcing its financial results for the three months ended June 30, 2025.

“We are pleased to report another strong quarter, marking our tenth consecutive quarter of profitability,” said Jack Ross, CEO of Synergy. “Revenue, gross profit, net income and earnings per share all grew year-over-year, reflecting our continued focus on disciplined execution and profitable growth.”

“We also made significant progress across our strategic priorities, including expanding the global footprint of our FOCUSfactor brand through a licensing agreement in Turkey. On the beverage side, our new leadership team is already driving results, securing distribution partners across North America and advancing the growth of our RTD business. In addition, we successfully completed a $20 million debt refinancing, which is a significant milestone for the company. It extends our maturity profile, enhances financial flexibility and supports our long-term growth strategy. With this improved capital structure and continued momentum, we’re well positioned to accelerate growth in the second half of 2025 and beyond.”

Second Quarter 2025 Financial Summary vs. Same Year-Ago Period

●	Revenue of $8.1 million vs. $8.0 million.

●	Gross margin of 76.7% vs. 69.5%.

●	Income from operations of $1.62 million vs. $1.58 million.

●	Net income of $1.5 million vs. $655.2 thousand.

●	Earnings per share of $0.17 vs. $0.09.

●	EBITDA, a non-GAAP financial measure, was $3.80 million vs. $1.61 million.

Recent Business Highlights

●	Synergy recently announced a series of major North American retail and distribution wins across its FOCUSfactor supplement and beverage lines, significantly expanding availability across mass, grocery, pharmacy, convenience and wholesale channels, which should start yielding significant results in the fourth quarter of 2025.

●	On June 18, 2025, Synergy announced the expansion of its international licensing deal with Gravity Pharma, adding Turkey alongside the United Arab Emirates (UAE) for exclusive distribution of FOCUSfactor.

●	On June 4, 2025, Synergy announced that it entered into a $20 million term loan credit agreement, due May 2029, with ACP Agency, LLC, of which $17.5 million has been drawn.

●	During the second quarter, Synergy announced the additions of key individuals to drive the Company’s beverage growth.

●	During the second quarter, the Company reduced outstanding liabilities by $869 thousand.

●	Subsequent to the quarter end, Synergy reduced outstanding notes payable by $1.8 million.

Second Quarter 2025 Financial Results

Revenue in the second quarter of 2025 was $8.1 million, up 1% compared to $8.0 million in the second quarter of 2024. The Company generated $1.4 million in license revenue during the quarter.

Gross margin in the second quarter of 2025 was 76.7% compared to 69.5% in the second quarter of 2024. The increase was largely driven by license revenue.

Operating expenses in the second quarter of 2025 were $4.6 million, up 16% compared to $4.0 million in the second quarter of 2024. The increase was driven by incremental costs associated with being a public company.

Income from operations for the second quarter of 2025 was $1.62 million, up 2.5% compared to $1.58 million in the second quarter of 2024. The increase in operating income was due to the improvement in gross margin.

Net income in the second quarter of 2025 was $1.5 million, up 125% compared to net income of $655.2 thousand in the second quarter of 2024.

Earnings per share in the second quarter was $0.17, up 86% compared to $0.09 in the second quarter of 2024.

EBITDA (a non-GAAP financial measure) in the second quarter of 2025 was $3.80 million, up 136% compared to $1.61 million in the second quarter of 2024.

Balance Sheet and Cash Flow

As of June 30, 2025, Synergy had approximately $1.5 million in cash and cash equivalents, compared to $687.9 thousand in cash and cash equivalents as of December 31, 2024.

As of June 30, 2025, Synergy had a working capital surplus of $12.4 million, compared to a $1.12 million working capital deficit as of December 31, 2024.

As of June 30, 2025, Synergy had $2.4 million in inventory, compared to $1.7 million in inventory as of December 31, 2024.

Cash used in operating activities for the six months ended June 30, 2025 was $899.7 thousand compared to cash used in operating activities of $1.1 million for the six months ended June 30, 2024.

Non-GAAP Financial Measure Reconciliation: EBITDA

To assist financial statement users in an assessment of our historical performance, the Company discloses non-GAAP financial measures in press releases and on investor conference calls and related events, as the Company believes that the non-GAAP information enhances investors’ overall understanding of our financial performance, and should be read in addition to, rather than instead of, the financial statements prepared in accordance with GAAP.

Management believes EBITDA provides useful information to investors by excluding certain items that may not be indicative of the Company’s core operating results and that can vary significantly between periods. EBITDA is defined as net income plus interest expense, income tax expense, depreciation and amortization.

The following table reconciles net income to EBITDA (in millions of US dollars):

	3 Months ended June 30
	2025	2024

Net income for the period	$1.47	$0.66
Adjusted for:
Interest expense, net	2.11	0.74
Amortization of intangible assets	0.03	0.03
Tax expense	0.19	0.18
EBITDA	$3.80	$1.61

Conference Call

In conjunction with this announcement, Synergy will host a conference call at 9:00 a.m. ET / 6:00 a.m. PT on August 14, 2025 with the Company’s Chief Executive Officer, Jack Ross, and the Company’s Chief Financial Officer, Jaime Fickett. A live webcast of the call will be available on the Investor Relations section of Synergy’s website. To access the call by phone, please register here and you will be provided with dial in details. To avoid delays, we encourage participants to dial into the conference call 15 minutes ahead of the scheduled start time. A replay of the webcast will also be available for a limited time on the Company’s website.

About Synergy CHC Corp.

Synergy CHC Corp. is a provider of consumer health and wellness products. Its brand portfolio includes two flagship names: FOCUSfactor, a clinically studied brain health supplement shown to improve memory, concentration, and focus; and Flat Tummy, a lifestyle brand offering nutritional solutions designed to support women’s wellness and weight management goals.

Forward Looking Statements

Certain statements contained in this press release constitute “forward-looking statements,” including statements regarding expansion and growth initiatives, refinancing of our indebtedness and our free cash flow. These forward-looking statements represent Synergy’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, which are set forth in Synergy’s registration statement on Form S-1, as amended, many of which are outside of Synergy’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Synergy does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Synergy to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Synergy’s filings with the SEC. The risk factors and other factors noted in Synergy’s filings could cause its actual results to differ materially from those contained in any forward-looking statement.

Investor Relations

Gateway Group
Cody Slach, Greg Robles
949.574.3860

SNYR@gateway-grp.com

Synergy CHC Corp.

Condensed Consolidated Balance Sheets

	June 30, 2025	December 31, 2024
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$1,458,561	$687,920
Restricted cash	100,000	100,000
Accounts receivable, net	7,069,889	5,321,037
Other receivables	2,025,094	1,999,637
Loan receivable (related party)	4,427,883	4,375,059
Prepaid expenses (including related party amount of $801,345 and $312,966, respectively)	2,064,094	1,859,563
Inventory, net	2,364,158	1,716,552
Total Current Assets	19,509,679	16,059,768

Intangible assets, net	216,667	283,333

Total Assets	$19,726,346	$16,343,101

Liabilities and Stockholders’ Deficit
Current Liabilities:
Accounts payable and accrued liabilities (including payable to shareholder of $92,955 and $88,644, respectively)	$4,960,331	$5,191,868
Income taxes payable	266,472	242,977
Contract liabilities	4,887	24,252
Short term loans payable, net of debt discount	1,894,857	7,725,272
Current portion of long-term notes payable, net of debt discount and debt issuance cost, shareholder	-	4,000,000
Total Current Liabilities	7,126,547	17,184,369

Long-term Liabilities:
Notes payable, net of debt discount, shareholder	-	8,333,053
Notes payable, net of debt discount	24,978,999	7,457,022
Total long-term liabilities	24,978,999	15,790,075
Total Liabilities	32,105,546	32,974,444

Commitments and contingencies

Stockholders’ Deficit:
Common stock, $0.00001 par value; 300,000,000 shares authorized; 9,621,926 and 8,721,818, shares issued, respectively; 9,441,853 and 8,541,745 outstanding, respectively	96	87
Additional paid in capital	29,508,354	27,643,660
Accumulated other comprehensive loss	(9,838)	(47,777)
Accumulated deficit	(41,750,312)	(44,099,813)
Less: Treasury stock (180,073 shares) at cost	(127,500)	(127,500)
Total stockholders’ deficit	(12,379,200)	(16,631,343)
Total Liabilities and Stockholders’ Deficit	$19,726,346	$16,343,101

Synergy CHC Corp.

Unaudited Condensed Consolidated Statements of Income and Comprehensive Income

	For the three months ended		For the six months ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Revenue
Product Sales	$6,734,996	$8,024,840	$13,405,530	$17,436,703
License Revenue	1,400,000	-	2,900,000	-
Total Revenue	8,134,996	8,024,840	16,305,530	17,436,703

Cost of sales	1,896,391	2,448,890	3,902,904	5,086,029
Gross profit	6,238,605	5,575,950	12,402,626	12,350,674

Operating expenses
Selling and marketing	3,062,211	3,055,186	5,938,482	6,639,863
General and administrative	1,519,325	903,838	2,826,039	2,252,223
Depreciation and amortization	33,334	33,334	66,667	66,667
Total operating expenses	4,614,870	3,992,358	8,831,188	8,958,753

Income from operations	1,623,735	1,583,592	3,571,438	3,391,921

Other (income) expenses
Other income
Interest income	(379)	(374)	(14,261)	(761)
Interest expense	2,107,714	745,528	3,203,083	1,855,508
Gain on settlement of notes payable	(2,154,522)	-	(2,154,522)	-
Remeasurement (gain) loss on translation of foreign subsidiary	7,578	3,870	8,990	(5,113)

Total other (income) expenses	(39,609)	749,024	1,043,290	1,849,634

Net income before income taxes	1,663,344	834,568	2,528,148	1,542,287
Income tax benefit (expense)	(190,107)	(179,382)	(178,647)	(306,571)
Net income after tax	$1,473,237	$655,186	$2,349,501	$1,235,716

Net income per share – basic	$0.17	$0.09	$0.27	$0.17
Net income per share – diluted	$0.17	$0.09	$0.27	$0.17

Weighted average common shares outstanding
Basic	8,928,548	7,373,745	8,743,639	7,373,745
Diluted	8,928,548	7,373,745	8,743,639	7,373,745

Comprehensive income:
Net income	1,473,237	655,186	2,349,501	1,235,716
Foreign currency translation adjustment	39,874	55,736	37,939	187,373
Comprehensive income	$1,513,111	$710,922	$2,387,440	$1,423,089

Synergy CHC Corp.

Unaudited Condensed Consolidated Statements of Cash Flows

	For the six months ended	For the six months ended
	June 30, 2025	June 30, 2024
Cash Flows from Operating Activities
Net income	$2,349,501	$1,235,716
Adjustments to reconcile net income to net cash used in operating activities:
Amortization of debt discount and debt issuance cost	892,435	-
Depreciation and amortization	66,667	66,667
Stock based compensation	-	4,611
Stock issued for modification of notes payable	847,062	-
Foreign currency transaction loss (gain)	(9,068)	23,345
Remeasurement loss (gain) on translation of foreign subsidiary	8,990	(5,113)
Non cash implied interest	-	4,799
Gain on settlement of debt	(2,154,522)	-
Changes in operating assets and liabilities:
Accounts receivable	(1,748,852)	(1,161,992)
Other receivables	(25,457)	-
Loan receivable, related party	(52,824)	35,449
Inventory	(647,606)	1,805,950
Prepaid expenses	283,848	(276,818)
Prepaid expense, related party	(488,379)	(326,682)
Income taxes payable	23,495	262,374
Contract liabilities	(19,365)	(2,949)
Accounts payable and accrued liabilities	(610,770)	(2,804,381)
Accounts payable, shareholder	385,114	(980)
Net cash used in operating activities	(899,731)	(1,140,005)

Cash Flows from Investing Activities	-	-

Cash Flows from Financing Activities
Advances from related party	135,000	1,509,226
Repayment of notes payable, related party	(135,000)	(84,500)
Proceeds from notes payable	18,996,250	600,000
Payment of loan financing fees	(1,980,914)	-
Repayment of notes payable, shareholder	(10,000,000)	-
Repayment of notes payable	(5,382,903)	(1,617,335)
Net cash provided by financing activities	1,632,433	407,391

Effect of exchange rate on cash, cash equivalents and restricted cash	37,939	187,373
Net increase (decrease) in cash, cash equivalents and restricted cash	770,641	(545,241)

Cash and restricted cash, beginning of year	787,920	732,534
Cash and restricted cash, end of period	$1,558,561	$187,293

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$896,734	$1,850,896
Income taxes	$-	$44,197

Supplemental Disclosure of Noncash Investing and Financing Activities:
Accounts payable converted to loan payable upon settlement	$-	$3,770,824
Reduction of short term related party note payable by reduction of prepaid balance	$-	$328,003
Issuance of common stock for loan financing	$117,648	$-
Issuance of pre-funded warrants for settlement of shareholder notes payable	$899,993	$-
Exercise of pre-funded warrants	$4	$-
Loan fees payable to lender	$375,000	$-